UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2013

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Item 1.01.  Entry into a Material Definitive Agreement

On February 13, 2013, QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), entered into an Agreement and Plan of Merger between QCR Holdings, QCR Acquisition, LLC, a Delaware limited liability corporation and wholly-owned subsidiary of QCR Holdings, and Community National Bancorporation, an Iowa corporation (“Community National”) (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, QCR Acquisition, LLC will be merged with and into Community National with QCR Acquisition, LLC as the surviving corporation (the “Merger”).  The transaction is expected to close in the second quarter of 2013. The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Under the terms of the Merger Agreement, QCR Holdings will acquire 100% of Community National’s outstanding common stock for aggregate consideration of approximately 70% QCR Holdings common stock and 30% cash.  Each share of Community National common stock will be entitled to receive 0.40 shares of QCR Holdings common stock and cash consideration of $3.00, subject to certain adjustments as set forth in the Merger Agreement.  Based on the closing price of QCR Holdings common stock on February 13, 2013, the implied valuation of the acquisition is approximately $20.1 million.

The Merger has been unanimously approved by the board of directors of each of QCR Holdings and Community National, and is subject to certain regulatory approvals as well as the approval and adoption of the Merger Agreement by holders of more than one-half of Community National’s outstanding shares.  QCR Holdings and Community National have made customary representations and warranties about their business and covenants pending the closing of the Merger, including covenants by each of QCR Holdings and Community National to conduct its business in the ordinary course and to cause a shareholder meeting to be held to vote upon the Merger Agreement.  Community National has agreed not to (i) solicit proposals related to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.  QCR Holdings will register under the Securities Act of 1933, as amended, the shares to be issued in connection with the Merger.

Each party also has the right to terminate the Merger Agreement under certain circumstances.  Either QCR Holdings or Community National may, with certain exceptions, terminate the Merger Agreement if the Merger is not consummated by end of the day on June 30, 2013.

Pursuant to the Merger Agreement, upon completion of the Merger, Michael L. Peterson, the current Chairman of the Board of Community National, will join QCR Holdings’ board of directors.  In addition, following the Merger Josef Vich, President and Chief Executive Officer of Community National Bank, will serve as the Vice Chairman at Community National Bank and Stacey Bentley will serve as President and Chief Executive Officer of Community National Bank.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of QCR Holdings and Community National. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Interested parties should read the Merger Agreement, together with the other information concerning the parties, including the information that QCR Holdings publicly files in reports and statements with the Securities and Exchange Commission.

Voting Agreement

QCR Holdings and certain shareholders of Community National have entered into agreements by which the shareholders have agreed to vote their shares in favor of the transaction. A form of the voting agreement is included as Exhibit 99.1 to this report.

Item 7.01.  Regulation FD Disclosure

A copy of the Press Release, dated February 14, 2013, issued by QCR Holdings and Community National, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  Additional, QCR Holdings prepared a transaction overview, which is attached here to as Exhibit 99.3 and is incorporated herein by reference.

Additional Information About This Transaction

QCR Holdings intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Community National expects to mail a proxy statement/prospectus to its shareholders, containing information about the transaction.  Investors and shareholders are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about QCR Holdings, Community National and the proposed merger.  In addition to the registration statement to be filed by QCR Holdings and the proxy statement/prospectus to be mailed to the shareholders of Community National, QCR Holdings files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to QCR Holdings, Inc. (Todd Gipple: 309.743.7745) or Community National Bancorporation (Josef  Vich: 319.291.2000) or by accessing QCR’s website at www.QCRH.com.

Participants in the Solicitation

QCR Holdings, Community National and their respective officers and directors may be deemed to be participants in the solicitations of proxies from the shareholders of Community National with respect to the transactions contemplated by the proposed merger. Information regarding QCR Holdings’ officers and directors is included in its proxy statement for its 2012 annual meeting of stockholders filed with the Securities and Exchange Commission on March 22, 2012.  A description of the interests of the directors and executive officers of QCR Holdings and Community National in the merger will be set forth in proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger between QCR Holdings, Inc., QCR Acquisition, LLC and Community National Bancorporation, Inc., dated February 13, 2013
99.1	Form of Voting Agreement entered into between QCR Holdings, Inc. and certain shareholders of Community National Bancorporation, Inc., dated February 13, 2013
99.2	Press Release, dated February 14, 2013
99.3	Transaction Overview

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC

Dated: February 14, 2013	By:	/s/ Todd A. Gipple
Todd A. Gipple Executive Vice President, Chief Operating Officer and Chief Financial Officer